SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 2002 (July 15, 2002)


                          NTL COMMUNICATIONS CORP.
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             (Exact Name of Registrant as Specified in Charter)


Delaware                                  001-22616              52-1822078
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(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
Incorporation)                                              Identification No.)


               110 East 59th Street, New York, New York 10022
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            (Address of Principal Executive Offices) (Zip Code)


     Registrant's Telephone Number, including area code: (212) 906-8440


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       (Former Name or Former Address, if Changed Since Last Report)






ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

99.1 Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 15, 2002, among Communications Cable Funding Corp., as Borrower, the Guarantors Listed on the Signature Pages thereto, as Guarantors, Various Lenders, and The CIT Group/Business Credit, Inc., as Agent for the Lenders.


ITEM 9.           REGULATION FD DISCLOSURE

                  On July 15, 2002, the previously announced
                  Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 15, 2002, among Communications Cable Funding Corp., as borrower, the guarantors listed on the signature pages thereto, including NTL Incorporated, NTL (Delaware), Inc. and NTL Communications Corp., as guarantors, various lenders, including NTL (Delaware), Inc., and The CIT Group/Business Credit, Inc., as agent for the lenders, was closed. The initial tranche of financing under the Debtor-In-Possession Credit and Guaranty Agreement in the amount of $229 million was funded on July 17, 2002. The full text of the Debtor-In-Possession Credit and Guaranty Agreement is attached to this report as Exhibit 99.1 and is incorporated by reference in its entirety herein.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NTL COMMUNICATIONS CORP.
                                        (Registrant)


                                        By: /s/ Richard J. Lubasch
                                            --------------------------------
                                           Name:  Richard J. Lubasch
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary


Dated:  July 19, 2002


                               EXHIBIT INDEX


Exhibit

99.1 Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 15, 2002, among Communications Cable Funding Corp., as Borrower, the Guarantors Listed on the Signature Pages thereto, as Guarantors, Various Lenders, and The CIT Group/Business Credit, Inc., as Agent for the Lenders.